UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant  ☑                              Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Ivy Funds
InvestEd Portfolios
Ivy Variable Insurance Portfolios
(Names of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

February 25, 2021

Dear Fellow Shareholder:
I hope you and your family are safe and healthy during this unprecedented time. As a shareholder in one or more of the Ivy Funds, you recently received a proxy communication via email or a proxy statement and proxy card(s) in the mail in connection with the Joint Special Meetings of Shareholders scheduled to be held via audio teleconference on April 1, 2021.
The Joint Special Meetings relate to Macquarie Group’s proposed acquisition of Waddell & Reed, the parent company of Ivy Investment Management Company, the investment adviser of your fund(s). In order to ensure that your fund’s investment program continues uninterrupted, you are being asked to consider and elect trustees to the Board of Trustees, approve a new investment advisory agreement with a subsidiary of Macquarie Group and approve a proposal to permit your fund’s investment adviser to recommend and hire sub-advisers in a cost-effective and timely manner pursuant to a new manager of managers exemptive order.
After careful consideration, the Board of Trustees unanimously recommends that shareholders vote FOR each proposal, including FOR all trustee nominees. It is important you exercise your right to vote.  Please take a moment to sign, date and mail the enclosed proxy card in the pre-paid envelope or follow the instructions below to vote by internet or telephone.
How does the acquisition affect my investment?
The proposed acquisition of Waddell & Reed by Macquarie Group will create a larger fund family that will offer a broad range of investment options. It is important for you to know that:

•	Your investment(s) will not change, and advisory fee rates will remain the same.
•	You will own the same fund(s) and the value of your investment(s) will not change.
•	Your fund portfolio manager(s) will continue to manage your investments with the same objectives and policies.
The Ivy Funds have a unique shareholder base of retail shareholders. You and your fellow shareholders will have a substantial positive impact on the vote if you act early. Please see voting options below:

Lastly, we have retained Di Costa Partners (“DCP”) to assist us with the proxy solicitation process. You may receive a call from a DCP representative who can take your vote over the phone. You can call DCP at 1-833-290-2605 if you have any questions regarding the proxy.

Thank you in advance for your vote,

Philip J. Sanders
President
WDRIF-R1-0421